UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1259 NW 21st Street, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 917-4114

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2009, the Company received a staff deficiency letter from the NASDAQ Stock Market indicating that, based on the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, the Company does not comply with the minimum stockholders’ equity requirement of $2,500,000, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year, or two or three most recently completed fiscal years, for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Listing Rule 5550 (b)(1).

The NASDAQ staff is reviewing the Company’s eligibility for continued listing on the NASDAQ Capital Market and has asked the Company to provide by December 3, 2009, a specific plan to achieve and sustain compliance with the NASDAQ Capital Market listing requirement within the timeframe required. The Company is attempting to develop a plan to submit to NASDAQ within the timeframe required. There can be no assurance that NASDAQ will accept the plan, or if accepted, if the Company will be able to achieve compliance thereafter. If the plan is not accepted, the NASDAQ will provide written notification that the Company’s common stock will be delisted. At that time, the Company may either accept the determination and be delisted or appeal to a NASDAQ Listing Qualifications Panel.

On November 23, 2009 the Company issued a press release announcing that it had received the letter from NASDAQ. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed with this Report.

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr. Chief Operating Officer

Date:  November 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Imperial Industries, Inc. dated November 23, 2009